            Exhibit 16.1

November 8, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of HNI Corporation's Form 8-K dated November 8, 2006, and we agree with the statements made therein.

Yours truly,

/S/ DELOITTE & TOUCHE LLP